Exhibit 10.7

                                                   Advancing Line of Credit Note
                                                          dated November 3, 2003


                          SECOND MODIFICATION AGREEMENT

This Second Modification Agreement ("Second Modification Agreement") is effective as of May 1, 2005. The parties to the Second Modification Agreement are Natural Gas Services Group, Inc. ("Borrower") and Western National Bank ("Lender").

                                    RECITALS

On November 3, 2003, Borrower executed and delivered to Lender that certain Advancing Line of Credit Promissory Note in the original principal sum of $10,000,000.00, bearing interest at the rate stated therein, with a stated final maturity date of November 15, 2009, as modified in Modification Agreement dated December 15, 2004 (the "Note"). The Note was made pursuant to that certain Second Amended and Restated Loan Agreement dated November 3, 2003, as subsequently amended and restated in that certain Third Amended and Restated Loan Agreement dated January 3, 2005, and that certain Fourth Amended and Restated Loan Agreement dated March 14, 2005 (the "Loan Agreement"). All liens, security interests and assignments securing the Note are collectively called the "Liens". Terms defined in the Note or the Loan Agreement and not otherwise defined herein shall have the same meanings here as in those documents.

At Borrower's request, Borrower and Lender have agreed to enter into this Second Modification Agreement to modify the interest provisions of the Note and to ratify the Liens. Said modified interest provisions shall be effective as of May 1, 2005.

                                    AGREEMENT

1. Modification of Interest Provisions of the Note. In lieu of the following provisions which were contained in the first paragraph of the Note, as modified in Modification Agreement dated December 15, 2004:

                  "...at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the "Established Rate") equal to the greater of (i) one percent (1%) over the Prime Rate in effect from day to day, or (ii) five and one-quarter percent (5.25%), or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days."

such provisions of the Note are changed to read in their entirety as follows:

                  "...at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the "Established Rate") equal to the greater of (i) one-half percent (0.5%) over the Prime Rate in effect from day to day, or (ii) five and one- quarter percent (5.25%), or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days."




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

2. Ratification of Liens. Borrower and Lender further agree that all Liens securing the Note shall continue and carry forward until the Note and all indebtedness evidenced thereby is paid in full. Borrower further agrees that such liens are hereby ratified and affirmed as valid and subsisting against the collateral described therein, and that this Second Modification Agreement shall in no manner vitiate, affect or impair the Note or the Liens (except as expressly modified in this Second Modification Agreement) and that such Liens shall not in any manner be waived, released, altered or modified.


3. Miscellaneous.

         (a) As modified hereby, the provisions of the Note and the Liens shall continue in full force and effect, and Borrower acknowledges and affirms its liability to Lender thereunder. In the event of an inconsistency between this Second
                  Modification Agreement and the terms of the Note or of the Liens, this Second Modification Agreement shall govern.

         (b) Borrower hereby agrees to pay all costs and expenses incurred by Lender in connection with the execution and administration of this Second Modification Agreement.

         (c) Any default by Borrower in the performance of its obligations herein contained shall constitute a default under the Note and the Liens and shall allow Lender to exercise any or all of its remedies set forth in such Note and Liens or at law or in equity.

         (d) Lender does not, by its execution of this Second Modification Agreement, waive any rights it may have against any person not a party hereto.

         (e) All terms, provisions, covenants, agreements, and conditions of the Note and the Liens are unchanged, except as provided herein. Borrower agrees that this Second Modification Agreement and all of the covenants and agreements contained herein shall be binding upon Borrower and shall inure to the benefit of Lender and each of their respective heirs, executors, legal representatives, successors, and permitted assigns.

                  THIS SECOND MODIFICATION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.





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

                  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                     Borrower:
                                     ---------

                                     Natural Gas Services Group, Inc.


                                     By: /s/ Stephen C. Taylor
                                        ----------------------------------------
                                        Stephen C. Taylor, President

                                     Lender:
                                     -------

                                     Western National Bank


                                     By /s/ Scott A. Lovett
                                       -----------------------------------------
                                       Scott A. Lovett, Executive Vice President


STATE OF TEXAS      ss.
                    ss.
COUNTY OF MIDLAND   ss.

         This instrument was acknowledged  before me on May 10, 2005, by Stephen
C.  Taylor,   President  of  Natural  Gas  Services  Group,   Inc.,  a  Colorado
corporation, on behalf of said corporation.



                                        /s/ Deborah K. Tullos
                                       -----------------------------------------
                                       Notary Public, State of Texas

STATE OF TEXAS      ss.
                    ss.
COUNTY OF MIDLAND   ss.

         This instrument was acknowledged before me on May 11, 2005, by Scott A. Lovett, Executive Vice President of Western National Bank, a national banking association, on behalf of said association.





                                        /s/ Deborah K. Tullos
                                       -----------------------------------------
                                       Notary Public, State of Texas








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